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                                                                   EXHIBIT 5(a)
                                  [LETTERHEAD]


                                 August 3, 1998





Circus Circus Enterprises, Inc.
2880 Las Vegas Boulevard South
Las Vegas, Nevada  89109

Ladies and Gentlemen:

     We have acted as special Nevada counsel to Circus Circus Enterprises, Inc., a Nevada corporation (the "Company"), and Circus Finance I and Circus Finance II, statutory business trusts formed under the laws of Delaware (each, a "Trust" and together, the "Trusts") in connection with the registration by the Company and the Trusts of securities of the Company and the Trusts with an aggregate initial public offering price of up to $550,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies pursuant to a registration statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act").

     The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Act, of (a) securities of the Company, which may be in the form of (i) senior secured debt securities (the "Senior Secured Debt Securities"), (ii) senior unsecured debt securities (the "Senior Unsecured Debt Securities"), (iii) senior subordinated debt securities (the "Senior Subordinated Debt Securities"), and (iv) subordinated debt securities (the "Subordinated Debt Securities" and, together with the Senior Secured Debt Securities, the Senior Unsecured Debt Securities and the Senior Subordinated Debt Securities, the "Debt Securities"), (v) subordinated deferrable interest debentures (the "Subordinated Deferrable Interest Debentures") and/or (vi) the Trust Preferred Securities Guarantees (as defined below), and (B) securities of the Trusts in the form of preferred securities evidencing preferred undivided beneficial interests in the assets of the respective Trusts (each, a "Trust Preferred Security" and, collectively, the "Trust Preferred Securities"). The payment of periodic cash distributions with respect to the Trust Preferred Securities of each of the Trust, out of moneys held by the respective Trusts, and payments on liquidation, redemption or otherwise with respect to such Trust Preferred Securities will be guaranteed by the Company (the "Trust Preferred Securities Guarantees"). The Debt Securities, the Subordinated Deferrable Interest Debentures, the Trust Preferred Securities and the Trust Preferred Securities Guarantees are referred to collectively as the "Securities".

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Circus Circus Enterprises, Inc.
August 3, 1998
Page 2

     Resolutions adopted by the Company's Board of Directors (the "Board of Directors") relating to the Securities authorize the filing of an additional registration statement (the "Additional Registration Statement") for the purpose of registering for issuance and sale an additional amount of Securities pursuant to Rule 462 under the Act (the "Additional Securities"), which may consist of additional Debt Securities (the "Additional Debt Securities"), additional Subordinated Deferrable Interest Debentures (the "Additional Subordinated Deferrable Interest Debentures"), additional Trust Preferred Securities and additional Trust Preferred Securities Guarantees.

     The Senior Secured Debt Securities (and any Additional Debt Securities issued as Senior Secured Debt Securities) are proposed to be issued under an indenture (the "Senior Secured Indenture") to be executed between the Company and The Bank of New York ("BNY") or another entity selected by the Company to serve as trustee under the Senior Secured Indenture. The Senior Unsecured Debt Securities (and any Additional Debt Securities issued as Senior Unsecured Debt Securities) are proposed to be issued under an indenture (the "Senior Unsecured Indenture") to be executed between the Company and BNY or another entity selected by the Company to serve as trustee under the Senior Unsecured Indenture. The Senior Subordinated Debt Securities (and any Additional Debt Securities issued as Senior Subordinated Debt Securities) are proposed to be issued under an indenture (the "Senior Subordinated Indenture") to be executed between the Company and BNY or another entity selected by the Company to serve as trustee under the Senior Subordinated Indenture. The Subordinated Debt Securities (and any Additional Debt Securities issued as Subordinated Debt Securities) are proposed to be issued under an indenture (the "Subordinated Indenture") to be executed between the Company and BNY or another entity selected by the Company to serve as trustee under the Subordinated Indenture. The Subordinated Deferrable Interest Debentures (and any Additional Subordinated Deferrable Interest Debentures) are proposed to be issued under an indenture (the "Subordinated Deferrable Interest Debentures Indenture" and, together with the Senior Secured Indenture, the Senior Unsecured Indenture, the Senior Subordinated Indenture and the Subordinated Indenture, the "Indentures") to be executed between the Company and BNY or another entity selected by the Company to serve as trustee under the Subordinated Deferrable Interest Debentures Indenture. The forms of Indentures are included as exhibits to the Registration Statement.

     For the purpose of rendering this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true copies of such records, documents, instruments and certificates as, in our judgment, are necessary or appropriate to enable us to render the opinions set forth below, including but not limited to the following:

     (i) the Registration Statement, in substantially the form to be filed with the Commission;

     (ii) the form of each of the Indentures to be included as an exhibit to the Registration Statement;

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Circus Circus Enterprises, Inc.
August 3, 1998
Page 3

     (iii) the Articles of Incorporation and Bylaws of the Company, each as amended to date;

     (iv) a Secretary's Certificate of even date herewith certifying that the Board of Directors adopted certain resolutions relating to the Securities and the Additional Securities and authorizing the execution and delivery by the Company and the performance of the Company's obligations under the Registration Statement and the Indentures and the transactions contemplated thereby; and

     (v)   a Certificate of Corporate Existence issued by the Nevada
Secretary of State on August 3, 1998, with respect to the good standing of the Company in Nevada.

     We have made such legal and factual examinations and inquiries as we have deemed necessary or appropriate for purposes of this opinion. We have been furnished with, and with your consent have relied upon, certificates and assurances of officers and other representatives of the Company and of public officials as we have deemed necessary for the purpose of rendering the opinions set forth herein. As to questions of fact material to our opinions, we have also relied upon the statements of fact and the representations and warranties as to factual matters contained in the documents we have examined, however, except as otherwise expressly indicated, we have not been requested to conduct, nor have we undertaken, any independent investigation to verify the content or veracity thereof or to determine the accuracy of any statement, and no inference as to our knowledge of any matters should be drawn from the fact of our representation of the Company.

     Without limiting the generality of the foregoing, we have assumed without independent verification, that (i) each natural person executing a document has sufficient legal capacity to do so, (ii) all documents submitted to us as originals are authentic, the signatures on all documents that we examined are genuine, and all documents submitted to us as certified, conformed, photostatic or facsimile copies conform to the original document, and (iii) all corporate records made available to us by the Company and all public records we have reviewed are accurate and complete.

     Based upon the foregoing, and subject to the qualifications, exceptions and assumptions set forth herein, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that:

     1. The Company has been duly organized and is validly existing under the laws of the State of Nevada.

     2. The form of each of the Indentures filed as an exhibit to the Registration Statement has been duly authorized by the Board of Directors.

     We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to the laws of the State of Nevada and we do not purport to be experts on, or to express any opinion herein concerning, or to assume any responsibility as to the applicability to or

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Circus Circus Enterprises, Inc.
August 3, 1998
Page 4

the effect on any of the matters covered herein of, the laws of any other jurisdiction. We express no opinion concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal law, including any federal securities law, or any state securities or Blue Sky laws.

     The Securities and the Additional Securities may be issued from time to time on a delayed or continuous basis, however, the opinions expressed herein are based upon the applicable laws, rules and regulations in effect and the facts in existence as of the date of this letter. In delivering this letter to you, we assume no obligation, and we advise you that we shall make no effort, to update the opinions set forth herein, to conduct any inquiry into the continued accuracy of such opinions, or to apprise you or Wolf, Block, Schorr and Solis-Cohen LLP ("Wolf Block") of any facts, matters, transactions, events or occurrences taking place, and of which we may acquire knowledge, after the date of this letter, or of any change in any applicable laws or facts occurring after the date of this letter, which may affect the opinions set forth herein. No opinions are offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinions herein.

     Wolf Block may rely on this opinion in rendering its opinion to the Company, a copy of which will be filed as an exhibit to the Registration Statement (the "Wolf Block Opinion"), as if Wolf Block were an addressee hereof and may refer to this opinion in, and attach a copy hereof as an exhibit to, the Wolf Block Opinion.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement (including such filing of this opinion as an exhibit to the Wolf Block Opinion) and to the incorporation by reference of this opinion as an exhibit to the Additional Registration Statement (including such incorporation by reference of this opinion as an exhibit to the Wolf Block Opinion). We also consent to the references to this firm therein and in the related Prospectus and the Prospectus Supplement constituting part of the Registration Statement as the same appears under the caption "Legal Matters". In giving these consents, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the General Rules and Regulations of the Commission.


                              Yours very truly,

                              SCHRECK MORRIS

                              /s/ Schreck Morris